Exhibit 4.4

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CHEMOCENTRYX, INC.

WARRANT FOR THE PURCHASE OF SHARES OF SERIES B PREFERRED STOCK

Date:	Number of Shares:

For Value Received, CHEMOCENTRYX, INC., a Delaware corporation (the “Company”), with its principal office at 850 Maude Avenue, Mountain View, California 94043, hereby certifies that [                    ] (“Holder”), or its assigns, in partial consideration for the engagement of Holder as placement agent pursuant to that certain Letter Agreement dated May 4, 2004, is entitled, subject to the provisions of this Warrant, to purchase from the Company the number of fully paid and nonassessable shares of Series B Preferred Stock of the Company set forth above, subject to adjustment as hereinafter provided.

Holder may purchase such number of shares of Series B Preferred Stock at a purchase price per share (as appropriately adjusted pursuant to Section 7 hereof) of $2.60 (the “Exercise Price”). The term “Series B Preferred Stock” shall mean the aforementioned Series B Preferred Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

The number of shares of Series B Preferred Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Series B Preferred Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Series B Preferred Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Stock.”

Section 1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part on any business day prior to the Expiration Date (as hereinafter defined) by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the

Exercise Price in lawful money of the United States of America in the form of a check, subject to collection, for the number of shares of Warrant Stock specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of Holder thereof to purchase the balance of the Warrant Stock purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at the principal office of the Company, Holder shall be deemed to be the holder of record of the Warrant Stock, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Stock shall not then be actually delivered to Holder.

Section 2. NET EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Series B Preferred Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election in which event the Company shall issue to Holder a number of shares of Warrant Stock computed using the following formula:

X = Y (A-B) A

Where	X =	the number of shares of Warrant Stock to be issued to Holder

	Y =	the number of shares of Warrant Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A =	the fair market value of one share of the Warrant Stock (at the date of such calculation)

	B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of this Section 2, the fair market value of Warrant Stock on the date of calculation shall mean with respect to each share of Warrant Stock:

(a) if the exercise is in connection with an initial public offering of the Company’s Common Stock, and if the Company’s Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value per share shall be the product of (x) the initial “Price to Public” specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the date of calculation;

(b) if this Warrant is exercised after, and not in connection with, the Company’s initial public offering, and if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market or actively traded over-the-counter:

(1) if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a thirty (30) day period ending three days before the date of calculation and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible on such date;

(2) if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid or sales price (whichever is applicable) over the thirty (30) day period ending three days before the date of calculation and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible on such date; or

(c) if neither (1) nor (2) is applicable, the fair market value of Warrant Stock shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Warrant Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 7(c) below, in which case the fair market value of Warrant Stock shall be deemed to be the value received by the holders of such stock pursuant to such acquisition.

(d) to the extent this Warrant is not previously exercised, it shall be automatically exercised in accordance with this Section 2 prior to any termination in accordance with Section 8.

Section 3. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Series B Preferred Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable.

Section 4. FRACTIONAL INTEREST. The Company will not issue a fractional share of Series B Preferred Stock upon exercise of a Warrant. Instead, the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: multiply the current market price of a full share by the fraction of a share and round the result to the nearest cent.

Section 5. TRANSFERS; ASSIGNMENT OR LOSS OF WARRANT.

(a) Subject to the terms and conditions contained in Section 10 hereof, this Warrant and all rights hereunder are transferable in whole or in part by Holder and any successor transferee; provided that prior to such transfer Holder shall give thirty (30) days prior written notice of any such transfer to the Company, and the Company shall have the right to acquire the Warrant under the identical provisions contained in such notice by giving Holder written notice within fifteen (15) days of receipt of such notice. The Company’s failure to respond to said notice within said fifteen (15) days shall be deemed a waiver of this right of first refusal. The transfer shall be recorded on the books of the Company upon receipt by the Company of the Transfer Notice annexed hereto at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

(b) Holder shall not, without obtaining the prior written consent of the Company, which consent shall not be unreasonably withheld, assign its interest in this Warrant in whole or in part to any person or persons. Subject to the provisions of Section 10, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment (any such assignee will then be a “Holder” for purposes of this Warrant) and, if Holder’s entire interest is not being assigned, in the name of Holder, and this Warrant shall promptly be canceled.

(c) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. In the event that this Warrant is lost, stolen, destroyed or mutilated, Holder shall pay all reasonable attorneys’ fees and expenses incurred by the Company in connection with the replacement of this Warrant and the issuance of a new Warrant.

Section 6. RIGHTS OF HOLDER. Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

Section 7. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Redemption or Conversion of Series B Preferred Stock. If all of the Series B Preferred Stock is redeemed or converted into shares of Common Stock, then this Warrant shall automatically become exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock that would have been received if this Warrant had been exercised in full and the shares of Series B Preferred Stock received thereupon had been simultaneously converted into shares of Common Stock immediately prior to such event, and the Exercise Price shall be automatically adjusted to equal the number obtained by dividing (i) the aggregate Exercise Price of the shares of Series B Preferred Stock for which this Warrant was exercisable immediately prior to such redemption or conversion, by (ii) the number of shares of Common Stock for which this Warrant is exercisable immediately after such redemption or conversion.

(b) Stock Splits and Dividends. If outstanding shares of the Series B Preferred Stock shall be subdivided into a greater number of shares or a dividend in Series B Preferred Stock shall be paid in respect of Series B Preferred Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Series B Preferred Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(c) Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 7.

(d) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Exercise Price pursuant to this Section 7, the Company shall promptly mail to Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

Section 8. TERMINATION. This warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”): (a) [                    ], (b) the sale, conveyance, disposal, or encumbrance of all or substantially all of the Company’s property or business or the Company’s merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; provided that this Section 8(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company or (c) one (1) year after the closing of the initial public offering of the Company’s Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”).

Section 9. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant may not be exercised and neither this Warrant nor any Securities (as defined below), nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or blue sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for the Securities issued upon exercise of this Warrant, unless at the time of exercise such Securities are acquired pursuant to a registration statement that has been declared effective under the Securities Act, and applicable blue sky laws, shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Securities issued at any time in exchange or substitution for any certificate for any Securities bearing such legend (except a new certificate for any Securities issued after the acquisition of such Securities pursuant to a registration statement that has been declared effective under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Securities represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 9 shall be binding upon all subsequent holders of certificates for Securities bearing the above legend and all subsequent holders of this Warrant, if any.

Section 10. REPRESENTATIONS AND COVENANTS OF HOLDER. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of Holder, which by its execution hereof Holder hereby confirms:

(a) Investment Purpose. The right to acquire the Series B Preferred Stock (and the shares of Common Stock issuable under conversion thereof) (together, the “Securities”), and any Securities issued upon exercise of Holder’s rights contained herein, will be acquired for investment and not with a view to the sale or distribution of any part thereof, and Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. Holder understands (i) that the Securities issuable upon exercise of Holder’s rights contained herein are not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualification requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c) Disposition of Holder’s Rights. In no event will Holder make a disposition of any of its rights to acquire the Securities, or of any Securities issued upon exercise of such rights, unless and until (i) it shall have notified the Company of the proposed disposition and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to Holder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act has been taken or (B) an exemption from the registration requirements of the Securities Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire the Securities, or of any Securities issued on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to such security when (1) such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, (2) such security shall have been sold without registration in compliance with Rule 144 under the Securities Act or (3) a letter shall have been issued to Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or ruling, and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, Holder or a holder of the Securities then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such Securities not bearing any restrictive legend.

(d) Financial Risk. Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

(e) Risk of No Registration. Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Act, or file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or if a registration statement covering the Securities under the Securities Act is not in effect when it desires to sell (i) the rights to purchase the Securities pursuant to this Warrant or (ii) the Securities issued upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. Holder also understands that any sale of its rights of Holder to purchase the Securities, or of any of the Securities, which might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of that Rule.

(f) Accredited Investor. Holder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

Section 11. REGISTRATION RIGHTS.

(a) If (but without any obligation to do so) the Company shall file any registration statement under the Securities Act for purposes of a public offering of the securities of the Company other than registration statements relating to employee benefit plans or corporate reorganizations or other transactions covered by Rule 145 promulgated under the Securities Act, a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities (as hereinafter defined), or a registration statement related to the initial public offering of the Company’s securities), then the Company will:

(1) promptly give to Holder a written notice thereof prior to such filing; and

(2) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 11(b) below, and in any underwriting involved therein, all of the shares of Registrable Securities specified in a written request or requests made by Holder and received by the Company within ten (10) days after the written notice from the Company described in clause (1) above is mailed or delivered by the Company. Such written request may specify all or a part of the shares of Registrable Securities.

(b) If the registration of which the Company gives notice to Holder is for a registered public offering involving an underwriting, the Company shall so advise Holder as a part of the written notice given pursuant to Section 11(a)(1). In such event, the right of Holder to registration pursuant to Section 11(a) shall be conditioned upon Holder’s participation in such underwriting and the inclusion of all or any part of the shares of Registrable Securities specified in Holder’s notice in the underwriting to the extent provided herein. Holder shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of Sections 11(a) or (b), if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all of the shares of Registrable Securities from, or limit the number of shares of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise Holder and other holders of securities requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account, second to stockholders of the Company who hold registration rights pursuant to the Company’s Amended and Restated Investors Rights Agreement, dated May 4, 2004, as may be amended from time to time (the “Investors Rights Agreement”), and third to any stockholders of the Company (including without limitation, Holder) granted incidental registration rights under this Warrant, or any other agreement between the Company and any stockholder (collectively, the “Incidental Rights Holders”), the securities so included to be apportioned pro rata among the selling Incidental Rights Holders according to the total amount of securities entitled to be included therein owned by each selling Incidental Rights Holder, or in such other portions as shall be mutually agreed to by such selling Incidental Rights Holders; provided, however, that the Registrable Securities requested by Holder to be included in such a registration shall be subject to complete or partial exclusion and/or cut-back pursuant to any senior registration rights of stockholders of the Company as set forth in any other agreement (whether presently in existence or as may come into existence in the future) between the Company and any stockholder thereof; provided, further, that in the event of a conflict between the priority of any registration rights, the incidental registration rights granted pursuant hereto shall be deemed junior to the registration rights granted in any other registration rights agreement between the Company and any stockholders thereof, including the Investors Rights Agreement, as may reasonably be determined by the Company in its sole and absolute discretion. If Holder or any other person does not agree to the terms of any such underwriting, Holder and any other such person may elect to withdraw therefrom by written notice, given in accordance with Section 16 hereof, delivered at least twenty (20) days prior to the effective date of the registration statement. Any shares of Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.

(c) As used herein, “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Section 11, including, without limitation, all registration, qualification and filing fees; printing expenses; fees and disbursements of counsel for the Company and of the Company’s independent accounting firm; blue sky fees and expenses; and the expense of any special audits incident to or required by any such registration. All Registration Expenses in connection with any registration pursuant to Section 11(a) hereof shall be borne by the Company; provided, however, that (i) any incremental filing fees or other expenses incurred by the Company solely by reason of Holder’s exercise of registration rights pursuant to Section 11(a), (ii) any underwriting discounts and commissions payable in connection with Holder’s exercise of registration rights pursuant to Section 11(a) and (iii) fees and disbursements of counsel for Holder, shall be borne by Holder.

(d) The rights conferred upon Holder under this Section 11 may be assigned by Holder to any permitted transferee of the Securities; provided that such transfer complies with Section 9 hereof.

(e) In the event any shares of Registrable Securities are included in a registration statement under Section 11(a):

(1) To the extent permitted by law, the Company will indemnify and hold harmless Holder, the partners, officers, directors and legal counsel of Holder, any underwriter (as defined in the Securities Act) for Holder and each person, if any, who controls Holder or such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse Holder and each partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 11(e)(1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Holder or such partner, officer, director, underwriter or controlling person of Holder.

(2) To the extent permitted by law, Holder will indemnify and hold harmless the Company, each of its directors, its officers and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other person selling securities under such registration statement or any of such other person’s partners, directors or officers or any person who controls such person, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such person, or partner, director, officer or controlling person of such person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Holder under an instrument duly executed by Holder and stated to be specifically for use in connection with such registration; and Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other person, or partner, officer, director or controlling person of such other person in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 11(e)(2) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 11(e)(2) exceed the net proceeds from the offering received by such Holder.

(3) Promptly after receipt by an indemnified party under this Section 11(e) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11(e), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 11(e), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 11(e).

(4) If the indemnification provided for in this Section 11(e) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses,

claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by Holder hereunder exceed the proceeds from the offering received by Holder.

(5) The obligations of the Company and Holder under this Section 11(e) shall survive completion of any offering of securities in a registration statement pursuant to Section 11. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f) The foregoing indemnity agreements of the Company and Holder are subject to the condition that, insofar as they relate to any violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Securities and Exchange Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting such claim or loss at or prior to the time such action is required by the Securities Act.

(g) As used herein, “Registrable Securities” shall mean (i) the shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock issued or issuable upon exercise of this Warrant and (ii) any other shares of Common Stock of the Company issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange or replacement of, the shares listed in (i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which rights under this Section 11 are not assigned in accordance with the terms of this Warrant.

(h) The Holder shall not be entitled to exercise any right provided for in this Section 11 after such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of Holder’s Securities during a three (3)-month period without registration.

Section 12. MARKET-STANDOFF AGREEMENT

(a) Market-Standoff Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

(b) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of Holder (and the securities of every other person subject to the restrictions in Section 12(a)).

(c) Transferees Bound. The Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 12.

Section 13. SATURDAYS, SUNDAYS AND HOLIDAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of California, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday in the State of California.

Section 14. ISSUE TAX. The issuance of certificates for Series B Preferred Stock upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificates in a name other than that of the then Holder of the Warrant being exercised.

Section 15. MODIFICATION AND WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the Company and by Holder.

Section 16. NOTICES. Unless otherwise specified herein, any notice, request or other document required or permitted to be given or delivered to Holder or the Company shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) three (3) days after deposit in the United States mail if sent by registered or certified mail, postage prepaid, or (iii) one (1) day after deposit with an overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Holder at its address as shown on the books of the Company, or to the Company at the address indicated therefor in the first paragraph of this Warrant.

Section 17. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without regard to its conflicts of laws principles.

Section 18. ATTORNEYS’ FEES. In any litigation, arbitration or court proceeding between the Company and Holder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant.

Section 19. SURVIVAL. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

Section 20. SEVERABILITY. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of the date first above written.

Company:

CHEMOCENTRYX, INC.

By:
Name:	Thomas J. Schall
Title:	Chief Executive Officer

PURCHASE FORM

Dated             ,

The undersigned hereby irrevocably elects to exercise the within Warrant to purchase                  shares of Series B Preferred Stock and hereby makes payment of $         in payment of the exercise price thereof, together with all applicable transfer taxes, if any.

In exercising its rights to purchase the Series B Preferred Stock of ChemoCentryx, Inc., the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 10 of the Warrant.

Please issue a certificate or certificates representing said shares of Series B Preferred Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

Holder:

By:

Print Name:

Title:

ASSIGNMENT FORM

Dated             ,

FOR VALUE RECEIVED, [ ] hereby sells, assigns and transfers unto
(the “Assignee”),
(please type or print in block letters)

(insert address)

its right to purchase up to                  shares of Series B Preferred Stock represented by this Warrant and does hereby irrevocably constitute and appoint                                          attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

By:

Print Name:

Title:

TRANSFER NOTICE

(To transfer or assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to:

(Please Print)

whose address is

Dated

Holder’s Signature

Holder’s Address

Note:	The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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